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                                                                   EXHIBIT 12(B)

                           DORAL FINANCIAL CORPORATION
        COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND PREFERENCE
                               SECURITY DIVIDENDS


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                                                                             NINE-MONTH
                                                                            PERIOD ENDED
                                                                         SEPTEMBER 30, 2000
                                                                         ------------------
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INCLUDING INTEREST ON DEPOSITS

EARNINGS:
     Pre-tax income from continuing operations                                 $ 70,596
  Plus:
     Fixed Charges (excluding capitalized interest)                             208,359
                                                                               --------

TOTAL EARNINGS                                                                 $278,955
                                                                               ========

FIXED CHARGES:
     Interest expensed and capitalized                                         $208,758
     Amortized premiums, discounts, and capitalized
        expenses related to indebtedness                                          1,546
     An estimate of the interest component within rental expense                  1,543
                                                                               --------

TOTAL FIXED CHARGES BEFORE PREFERRED DIVIDENDS                                  211,847
                                                                               --------

Preferred dividend requirements                                                   4,454
Ratio of pre tax income to net income                                             1.133
                                                                               --------

PREFERRED DIVIDEND FACTOR                                                         5,046
                                                                               --------

TOTAL FIXED CHARGES AND PREFERENCE SECURITY DIVIDENDS                          $216,893
                                                                               ========

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERENCE SECURITY DIVIDENDS               1.29
                                                                               ========




EXCLUDING INTEREST ON DEPOSITS

EARNINGS:
     Pre-tax income from continuing operations                                 $ 70,596
  Plus:
     Fixed Charges (excluding capitalized interest)                             163,606
                                                                               --------

TOTAL EARNINGS                                                                 $234,202
                                                                               ========

FIXED CHARGES:
     Interest expensed and capitalized                                         $164,005
     Amortized premiums, discounts, and capitalized
        expenses related to indebtedness                                          1,546
     An estimate of the interest component within rental expense                  1,543
                                                                               --------

TOTAL FIXED CHARGES BEFORE PREFERRED DIVIDENDS                                  167,094
                                                                               --------

Preferred dividend requirements                                                   4,454
Ratio of pre tax income to net income                                             1.133
                                                                               --------

PREFERRED DIVIDEND FACTOR                                                         5,046
                                                                               --------

TOTAL FIXED CHARGES AND PREFERENCE SECURITY DIVIDENDS                          $172,140
                                                                               ========

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERENCE SECURITY DIVIDENDS               1.36
                                                                               ========
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